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                                                                     EXHIBIT 5.1


                                PIPER & MARBURY
                                    L.L.P.
                             CHARLES CENTER SOUTH
                            36 SOUTH CHARLES STREET
                        BALTIMORE, MARYLAND 21201-3018
                                 410-539-2530
                               FAX: 410-539-0489



                               February 26, 1998

Wilshire Real Estate Investment Trust Inc.
1776 SW Madison Street
Portland, Oregon 97025

     Re:    Registration Statement on Form S-11
            -----------------------------------

Ladies and Gentlemen:

          We have acted as Maryland counsel to Wilshire Real Estate Investment Trust Inc., a Maryland corporation and a self-administered and self-managed equity real estate investment trust (the "Company"), in connection with the issuance and sale by the Company of up to 11,500,000 shares of common stock of the Company (the "Common Stock"), $.0001 par value per share (the "Shares"), pursuant to a Registration Statement on Form S-11 (No. 333-39035), filed by the Company with the Securities and Exchange Commission (the "Commission") on October 30, 1997 (together with any pre-effective and any post-effective amendments, the "Registration Statement"), including the prospectus included therein at the time the Registration Statement is declared effective by the Commission (the "Prospectus").

          In this capacity, we have reviewed the Charter documents and By-laws of the Company, and the Registration Statement and the Prospectus. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purpose of rendering this opinion. In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), that there has been no substantial change in the final documents from documents submitted to us as drafts and that all public records reviewed are accurate and complete. As to factual matters, we have relied upon the above-referenced certificates of officers of the Company and have not independently verified the matters stated therein. This opinion is also

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                                                                 Piper & Marbury
                                                                          L.L.P.

Wilshire Real Estate Investment Trust Inc.
February 26, 1998
Page 2



based upon the assumption that the Registration Statement has become effective under the Act.

     Based upon the foregoing, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that the Shares have been duly authorized for issuance by all necessary corporate action on the part of the Company and, upon payment of the consideration specified in the Registration Statement and the Prospectus relating thereto, the issuance and delivery of the Shares in accordance with the terms therefor and the countersigning of the certificate or certificates representing the Shares by a duly authorized officer of the registrar for the Company's Common Stock, the Shares will be validly issued, fully paid and nonassessable.

     The opinions expressed herein: (i) are limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated; (ii) are subject to the qualification that we express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland; and
(iii) concern only the effect of the laws (excluding the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after the date hereof.

     In addition, the opinions expressed herein are solely for the benefit of the persons to whom this opinion is addressed and, without our prior written consent, may not be quoted in whole or in part or otherwise referred to in any legal opinion, document, or other report, and may not be furnished to any person or entity, except that Proskauer Rose LLP is authorized to rely on this opinion in rendering any opinion to the Company which is to be filed as an exhibit to the Registration Statement. In addition, we hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm in the Registration Statement and the Prospectus relating thereto.

                                 Very truly yours,

                                 /s/ Piper & Marbury L.L.P.

                                 Piper & Marbury L.L.P.